Morgan Stanley Dean Witter Health Sciences Trust
Item 77(o) 10f-3 Transactions
July 1, 2000 - December 31, 2000


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker


Arena
Pharmace-
uticals



07/28/00



$18.00
29,900
0.097%
$108,000,000
0.498%
Ing
Baring
Argonaut
Technologies

07/19/00
$15.00
66,800
0.181%
$69,000,000
1.452%
Warburg
Dillon
Decode
Genetics

07/16/00

$18.00

3,200
0.010%

$172,800,000
0.033%

Lehman
Brothers
Gennaisance
Pharamceut-
icals

08/01/00
$13.00
45,000
0.103%
$78,000,000
0.750%
Deutche
Bank
Inspire
Pharmaceut
-icals

08/02/00
$12.00
50,000
0.106%
$66,000,000
0.909%
Deutsche
Bank
Lion
Bioscience
08/10/00
$39.68
25,000
0.172%
$1,815,700,000
0.055%
SG Cowen
Neopharm

09/25/00
$35.50
40,000
0.204%
$113,600,000
1.250%
SG Cowen
Wilson
Greatbatch
Technologies


09/29/00
$16.00
51,000
0.115%
$80,000,000
1.020%
Merrill
Lynch
Community
Health
Systems
10/30/00
$28.19
225,000
0.920%
$507,375,000
1.250%
Merrill
Lynch
Curagen
Corp.
11/16/00
$41.00
125,000
0.702%
$196,800,000
2.604%
Thomas
Weisel
Immunex
11/09/00
$39.75
100,000
0.545%
$2,782,500,000
0.143%
Robertson
Stephens
Informax
10/02/00
$16.00
75,000
0.174%
$80,000,000
1.500%
Bear
Stearns
Millennium
Pharmaceutic
al
10/05/00
$64.00
70,000
0.650%
$704,000,000
0.636%
Goldman
Sachs
Monsanto
10/17/00
$20.00
200,000
0.580%
$700,000,000
0.571%
Goldman
Sachs
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